UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2013 (September 26, 2013)

LILM, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1007 Livingston Loop, The Villages, Florida	32162
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(352) 561-8182

1115 Gilmer Drive, Salt Lake City, Utah	84105-2463
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02     Unregistered Sale of Equity Securities.

On September 26, 2013, the Company sold 5,000,000 of its restricted common stock to Kent Campbell, it’s new CEO for a purchase price of $0.32 per share for a total of $1,600,000.  The issuance of such shares was exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 27, 2013

LILM, INC.

By:/s/ Kent Campbell
Name:   Kent Campbell
Title: Chief Executive Officer